Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Investor Contacts:
	Martha Holler	Steve McGarry
	703/984-5178	703/984-6746
Joe Fisher
703/984-5755
SALLIE MAE REPORTS FIRST-QUARTER 2010 RESULTS
RESTON, Va., April 21, 2010—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, reported net income on a core earnings basis of $212 million ($.39 per diluted share) for the first quarter ended March 31, 2010. On a GAAP basis, first-quarter 2010 net income was $240 million ($.45 per diluted share).
During the quarter, President Obama signed student loan reform legislation that prohibits private sector companies from making new federal student loans after June 30, 2010; terms of existing loans remain unchanged. As a result, the company has begun to significantly restructure its operations to align its cost structure with future revenues. First-quarter core earnings and GAAP results were reduced by $19 million ($.04 per diluted share) for after-tax restructuring and asset impairment costs related to the legislation.
“As we expected, first-quarter results improved as the financial storm has receded,” said Albert L. Lord, vice chairman and CEO. “Ironically, one quarter before the government takes over loan originations, Sallie Mae broke its own FFELP origination record, a testament to the service provided by our talented employees. Of more immediate concern, however, is the unpleasant task of reducing our work force by 2,500 persons and restructuring our operations.”
During the quarter, the company repurchased $1.3 billion of unsecured debt, resulting in an after-tax gain of $57 million ($.11 per diluted share).
Core earnings net interest income after provision for loan losses was $343 million in the first quarter, compared to $320 million in the prior quarter and $80 million in the year-ago quarter.
The company originated $7.7 billion in federal student loans in the first quarter, up 16 percent from the year-ago quarter.
Private education loan originations were $840 million in the first quarter, compared to $1.5 billion one year ago, a reflection of tightened underwriting and significant increases in federal programs.
Private Education Loan Portfolio Quality
Managed private education loan charge-offs declined to $284 million in the first quarter from $298 million in the previous quarter. Managed delinquencies as a percentage of private education loans in

Sallie Mae	•	12061 Bluemont Way	•	Reston, VA 20190	•	www.SallieMae.com

repayment were 12.2 percent, compared to 12.1 percent in the previous quarter, primarily due to the seasonal effect of customers entering repayment. The core earnings provision for private education loan losses was $325 million in the first quarter, down from $327 million in the fourth quarter.
Funding
The company continued to improve its balance sheet strength during the quarter. It completed a $1.6 billion private education loan securitization and issued $1.5 billion in senior unsecured notes, the first such issuance in 21 months. Subsequent to the quarter end, the company closed a $1.2 billion federal student loan securitization at the most favorable terms since 2007.
Other Income and Operating Expenses
Core earnings fee income, which includes the gain on debt repurchases, was $336 million in the first quarter, up from the year-ago quarter’s $304 million.
Core earnings operating expenses were $318 million for the quarter, compared to $285 million in the year-ago quarter.
GAAP
Sallie Mae officially reports financial results on a GAAP basis and also presents certain core earnings performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these core earnings measures to monitor the company’s business performance. Both a description of the core earnings treatment and a full reconciliation to the GAAP income statement can be found at: www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the First Quarter 2010 Supplemental Earnings Disclosure.
The company adopted Financial Accounting Standards Board updates as of Jan. 1, 2010, and as a result, the company’s GAAP and core earnings presentations for securitization accounting are the same, and managed and on-balance sheet (GAAP) student loan portfolios are now the same size.
The primary difference between the company’s first-quarter 2010 core earnings and GAAP results is the impact of derivative and hedge accounting. First-quarter 2010 GAAP results include the net impact of a $122 million unrealized, mark-to-market, pre-tax gain on certain derivative contracts that are recognized in GAAP, but not in core earnings, results.
Presentation slides for the conference call discussed below may be accessed on www.salliemae.com/about/investors/stockholderinfo/webcast.
***
The company will host an earnings conference call tomorrow, April 22, 2010, at 8 a.m. EDT. Sallie Mae executives will discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number tomorrow, April 22, starting at 7:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International) and use access code 63277857. The conference call will be replayed continuously beginning at 11:30 a.m. EDT on April 22, 2010, and concluding at midnight EDT on May 6,

Sallie Mae	•	12061 Bluemont Way	•	Reston, VA 20190	•	www.SallieMae.com

2010. To access the replay, please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 63277857. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.SallieMae.com. A replay will be available 30 to 45 minutes after the live broadcast.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, limited liquidity, increased financing costs and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information First Quarter 2010. All information in this release is as of April 21, 2010. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading saving, planning and paying for education company. Sallie Mae’s saving programs, planning resources and financing options have helped more than 31 million people make the investment in higher education. Through its subsidiaries, the company manages $182 billion in education loans and serves 10 million student and parent customers. In addition, the company’s Upromise program has enabled 12 million members to earn more than $525 million in rewards to help pay for college. Its Upromise affiliates also manage more than $25 billion in 529 college-savings plans. Sallie Mae offers services to a range of institutional clients, including colleges and universities, student loan guarantors and state and federal agencies. More information is available at www.SallieMae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

Sallie Mae	•	12061 Bluemont Way	•	Reston, VA 20190	•	www.SallieMae.com

SLM CORPORATION

Supplemental Earnings Disclosure

March 31, 2010
(In millions, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis(1)
Net income (loss) attributable to SLM Corporation	$240	$309	$(21)
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$.45	$.52	$(.10)
Return on assets	.50%	.77%	(.05)%
“Core Earnings” Basis(1)(2)(3)
“Core Earnings” net income attributable to SLM Corporation	$212	$249	$14
“Core Earnings” diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$.39	$.41	$(.03)
“Core Earnings” return on assets	.44%	.51%	.03%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$181,533	$145,964	$149,662
Average off-balance sheet student loans	—	33,277	35,577

Average Managed student loans	$181,533	$179,241	$185,239

Ending on-balance sheet student loans, net	$181,866	$143,807	$150,374
Ending off-balance sheet student loans, net	—	32,638	34,961

Ending Managed student loans, net	$181,866	$176,445	$185,335

Ending Managed FFELP Stafford and Other Student Loans, net	$64,346	$58,174	$64,690
Ending Managed FFELP Consolidation Loans, net	82,178	83,176	86,228
Ending Managed Private Education Loans, net	35,362	35,095	34,417

Ending Managed student loans, net	$181,886	$176,445	$185,335

(1)	Diluted earnings per common share attributable to SLM Corporation common shareholders from continuing and discontinued operations on both a GAAP basis and “Core Earnings” basis for the three months ended March 31, 2010, December 31, 2009 and March 31, 2009 was:

	Quarters ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(unaudited)	(unaudited)	(unaudited)

GAAP Basis
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$.45	$.71	$—

Discontinued operations	$—	$(.19)	$(.10)

Total	$.45	$.52	$(.10)

“Core Earnings” Basis(2)(3)
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$.39	$.60	$.07

Discontinued operations	$—	$(.19)	$(.10)

Total	$.39	$.41	$(.03)

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive system of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

(3)	“Core Earnings” does not include Floor Income unless it is Fixed Rate Floor Income that is economically hedged. The amount of this Economic Floor Income (net of tax) excluded from “Core Earnings” for the three months ended March 31, 2010, December 31, 2009 and March 31, 2009 was:

	Quarters ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(unaudited)	(unaudited)	(unaudited)

Total Economic Floor Income earned on Managed loans, not included in “Core Earnings” (net of tax)	$3	$14	$79

Total Economic Floor Income earned, not included in “Core Earnings” (net of tax) per common share attributable to SLM Corporation common shareholders	$.01	$.03	$.17

SLM CORPORATION

Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31,	December 31,	March 31,
	2010	2009	2009
	(unaudited)	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $119,522; $104,219; and $101,375, respectively)	$47,928,753	$42,978,874	$43,444,179
FFELP Stafford Loans Held-for-Sale	16,418,101	9,695,714	14,399,802
FFELP Consolidation Loans (net of allowance for losses of $66,693; $56,949; and $50,919, respectively)	82,177,664	68,378,560	70,885,647
Private Education Loans (net of allowance for losses of $2,018,676; $1,443,440; and $1,384,455, respectively)	35,361,689	22,753,462	21,644,579
Other loans (net of allowance for losses of $77,159; $73,985; and $66,011, respectively)	334,879	420,233	684,913
Cash and investments	8,241,961	8,083,841	3,748,192
Restricted cash and investments	6,115,399	5,168,871	3,855,546
Retained Interest in off-balance sheet securitized loans	—	1,828,075	1,950,566
Goodwill and acquired intangible assets, net	1,167,599	1,177,310	1,239,556
Other assets	9,767,040	9,500,358	9,698,331

Total assets	$207,513,085	$169,985,298	$171,551,311

Liabilities
Short-term borrowings	$41,102,389	$30,896,811	$46,331,461
Long-term borrowings	157,983,266	130,546,272	116,669,381
Other liabilities	3,671,734	3,263,593	3,586,610

Total liabilities	202,757,389	164,706,676	166,587,452

Commitments and contingencies
Equity
Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 810; 810; and 1,150 shares, respectively, issued at liquidation preference of $1,000 per share	810,370	810,370	1,149,770
Common stock, par value $.20 per share, 1,125,000 shares authorized:
553,408; 552,220; and 534,698 shares, respectively, issued	110,682	110,444	106,940
Additional paid-in capital	5,106,094	5,090,891	4,694,155
Accumulated other comprehensive loss, net of tax benefit	(42,511)	(40,825)	(70,450)
Retained earnings	72,062	604,467	378,387

Total SLM Corporation stockholders’ equity before treasury stock	6,621,697	7,140,347	6,823,802
Common stock held in treasury: 67,564; 67,222; and 67,105 shares, respectively	1,866,020	1,861,738	1,859,955

Total SLM Corporation stockholders’ equity	4,755,677	5,278,609	4,963,847
Noncontrolling interest	19	13	12

Total equity	4,755,696	5,278,622	4,963,859

Total liabilities and equity	$207,513,085	$169,985,298	$171,551,311

SLM CORPORATION

Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$283,437	$241,640	$342,816
FFELP Consolidation Loans	523,325	450,551	489,362
Private Education Loans	565,154	406,115	387,041
Other loans	8,996	10,075	16,420
Cash and investments	4,949	6,168	5,971

Total interest income	1,385,861	1,114,549	1,241,610
Total interest expense	531,384	515,763	1,026,547

Net interest income	854,477	598,786	215,063
Less: provisions for loan losses	359,120	269,442	250,279

Net interest income (loss) after provisions for loan losses	495,357	329,344	(35,216)

Other income:
Servicing and securitization revenue (loss)	—	148,049	(95,305)
Gains on sales of loans and securities, net	8,653	271,084	—
Gains (losses) on derivative and hedging activities, net	(82,410)	(35,209)	104,025
Contingency fee revenue	80,311	65,500	74,815
Collections revenue (loss)	21,966	(37,678)	43,656
Guarantor servicing fees	36,090	28,695	34,008
Other	190,410	187,922	192,458

Total other income	255,020	628,363	353,657

Expenses:
Restructuring expenses	26,282	4,169	3,773
Operating expenses	328,020	339,122	295,116

Total expenses	354,302	343,291	298,889

Income from continuing operations, before income tax expense (benefit)	396,075	614,416	19,552
Income tax expense (benefit)	155,795	206,568	(5,517)

Net income from continuing operations	240,280	407,848	25,069
Loss from discontinued operations, net of tax	—	(98,557)	(46,174)

Net income (loss)	240,280	309,291	(21,105)
Less: net income attributable to noncontrolling interest	140	157	281

Net income (loss) attributable to SLM Corporation	240,140	309,134	(21,386)
Preferred stock dividends	18,678	51,014	26,395

Net income (loss) attributable to SLM Corporation common stock	$221,462	$258,120	$(47,781)

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$240,140	$407,691	$24,788
Discontinued operations, net of tax	—	(98,557)	(46,174)

Net income (loss) attributable to SLM Corporation	$240,140	$309,134	$(21,386)

Basic earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$.46	$.74	$—

Discontinued operations	$—	$(.20)	$(.10)

Total	$.46	$.54	$(.10)

Average common shares outstanding	484,259	479,459	466,761

Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$.45	$.71	$—

Discontinued operations	$—	$(.19)	$(.10)

Total	$.45	$.52	$(.10)

Average common and common equivalent shares outstanding	526,631	521,740	466,761

Dividends per common share attributable to SLM Corporation common shareholders	$—	$—	$—

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Quarter ended March 31, 2010
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”(2)	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$274,347	$—	$—	$274,347	$9,090	$283,437
FFELP Consolidation Loans	363,755	—	—	363,755	159,570	523,325
Private Education Loans	565,154	—	—	565,154	—	565,154
Other loans	8,996	—	—	8,996	—	8,996
Cash and investments	445	—	4,504	4,949	—	4,949

Total interest income	1,212,697	—	4,504	1,217,201	168,660	1,385,861
Total interest expense	515,130	—	—	515,130	16,254	531,384

Net interest income	697,567	—	4,504	702,071	152,406	854,477
Less: provisions for loan losses	359,120	—	—	359,120	—	359,120

Net interest income after provisions for loan losses	338,447	—	4,504	342,951	152,406	495,357

Contingency fee revenue	—	80,311	—	80,311	—	80,311
Collections revenue	—	21,966	—	21,966	—	21,966
Guarantor servicing fees	—	—	36,090	36,090	—	36,090
Other income	141,317	—	56,521	197,838	(81,185)	116,653

Total other income	141,317	102,277	92,611	336,205	(81,185)	255,020

Restructuring expenses	21,336	1,608	3,338	26,282	—	26,282
Direct operating expenses	145,758	75,557	62,218	283,533	9,712	293,245
Overhead expenses	20,613	10,773	3,389	34,775	—	34,775

Operating expenses	166,371	86,330	65,607	318,308	9,712	328,020

Total expenses	187,707	87,938	68,945	344,590	9,712	354,302

Income from continuing operations, before income tax expense	292,057	14,339	28,170	334,566	61,509	396,075
Income tax expense(1)	107,068	5,257	10,327	122,652	33,143	155,795

Net income from continuing operations	184,989	9,082	17,843	211,914	28,366	240,280
Loss from discontinued operations, net of tax	—	—	—	—	—	—

Net income	184,989	9,082	17,843	211,914	28,366	240,280
Less: net income attributable to noncontrolling interest	—	140	—	140	—	140

Net income attributable to SLM Corporation	$184,989	$8,942	$17,843	$211,774	$28,366	$240,140

Economic Floor Income (net of tax) not included in “Core Earnings”	$2,866	$—	$—	$2,866

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.
(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive system of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

Net income attributable to SLM Corporation:
Continuing operations, net of tax	$184,989	$8,942	$17,843	$211,774	$28,366	$240,140
Discontinued operations, net of tax	—	—	—	—	—	—

Net income attributable to SLM Corporation	$184,989	$8,942	$17,843	$211,774	$28,366	$240,140

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Quarter ended December 31, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”(2)	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$269,297	$—	$—	$269,297	$(27,657)	$241,640
FFELP Consolidation Loans	382,681	—	—	382,681	67,870	450,551
Private Education Loans	571,423	—	—	571,423	(165,308)	406,115
Other loans	10,075	—	—	10,075	—	10,075
Cash and investments	1,052	—	5,477	6,529	(361)	6,168

Total interest income	1,234,528	—	5,477	1,240,005	(125,456)	1,114,549
Total interest expense	554,461	—	—	554,461	(38,698)	515,763

Net interest income	680,067	—	5,477	685,544	(86,758)	598,786
Less: provisions for loan losses	365,211	—	—	365,211	(95,769)	269,442

Net interest income after provisions for loan losses	314,856	—	5,477	320,333	9,011	329,344

Contingency fee revenue	—	65,500	—	65,500	—	65,500
Collections revenue (loss)	—	(37,678)	—	(37,678)	—	(37,678)
Guarantor servicing fees	—	—	28,695	28,695	—	28,695
Other income	383,093	—	63,017	446,110	125,736	571,846

Total other income	383,093	27,822	91,712	502,627	125,736	628,363

Restructuring expenses	3,627	331	211	4,169	—	4,169
Direct operating expenses	132,761	72,273	58,492	263,526	46,472	309,998
Overhead expenses	17,263	9,023	2,838	29,124	—	29,124

Operating expenses	150,024	81,296	61,330	292,650	46,472	339,122

Total expenses	153,651	81,627	61,541	296,819	46,472	343,291

Income (loss) from continuing operations, before income tax expense (benefit)	544,298	(53,805)	35,648	526,141	88,275	614,416
Income tax expense (benefit)(1)	188,105	(20,497)	11,343	178,951	27,617	206,568

Net income (loss) from continuing operations	356,193	(33,308)	24,305	347,190	60,658	407,848
Loss from discontinued operations, net of tax	—	(98,250)	—	(98,250)	(307)	(98,557)

Net income (loss)	356,193	(131,558)	24,305	248,940	60,351	309,291
Less: net income attributable to noncontrolling interest	—	157	—	157	—	157

Net income (loss) attributable to SLM Corporation	$356,193	$(131,715)	$24,305	$248,783	$60,351	$309,134

Economic Floor Income (net of tax) not included in “Core Earnings”	$14,111	$—	$—	$14,111

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive system of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$356,193	$(33,465)	$24,305	$347,033	$60,658	$407,691
Discontinued operations, net of tax	—	(98,250)	—	(98,250)	(307)	(98,557)

Net income (loss) attributable to SLM Corporation	$356,193	$(131,715)	$24,305	$248,783	$60,351	$309,134

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Quarter ended March 31, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”(2)	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$361,919	$—	$—	$361,919	$(19,103)	$342,816
FFELP Consolidation Loans	438,896	—	—	438,896	50,466	489,362
Private Education Loans	563,282	—	—	563,282	(176,241)	387,041
Other loans	16,420	—	—	16,420	—	16,420
Cash and investments	2,179	—	5,128	7,307	(1,336)	5,971

Total interest income	1,382,696	—	5,128	1,387,824	(146,214)	1,241,610
Total interest expense	958,879	—	—	958,879	67,668	1,026,547

Net interest income	423,817	—	5,128	428,945	(213,882)	215,063
Less: provisions for loan losses	349,086	—	—	349,086	(98,807)	250,279

Net interest income (loss) after provisions for loan losses	74,731	—	5,128	79,859	(115,075)	(35,216)

Contingency fee revenue	—	74,815	—	74,815	—	74,815
Collections revenue	—	42,967	—	42,967	689	43,656
Guarantor servicing fees	—	—	34,008	34,008	—	34,008
Other income	102,368	—	49,781	152,149	49,029	201,178

Total other income	102,368	117,782	83,789	303,939	49,718	353,657

Restructuring expenses	1,537	656	1,580	3,773	—	3,773
Direct operating expenses	123,715	83,420	45,786	252,921	9,759	262,680
Overhead expenses	19,227	10,048	3,161	32,436	—	32,436

Operating expenses	142,942	93,468	48,947	285,357	9,759	295,116

Total expenses	144,479	94,124	50,527	289,130	9,759	298,889

Income from continuing operations, before income tax expense (benefit)	32,620	23,658	38,390	94,668	(75,116)	19,552
Income tax expense (benefit)(1)	12,010	8,247	14,136	34,393	(39,910)	(5,517)

Net income from continuing operations	20,610	15,411	24,254	60,275	(35,206)	25,069
Loss from discontinued operations, net of tax	—	(46,110)	—	(46,110)	(64)	(46,174)

Net income (loss)	20,610	(30,699)	24,254	14,165	(35,270)	(21,105)
Less: net income attributable to noncontrolling interest	—	281	—	281	—	281

Net income (loss) attributable to SLM Corporation	$20,610	$(30,980)	$24,254	$13,884	$(35,270)	$(21,386)

Economic Floor Income (net of tax) not included in “Core Earnings”	$79,388	$—	$—	$79,388

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive system of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$20,610	$15,130	$24,254	$59,994	$(35,206)	$24,788
Discontinued operations, net of tax	—	(46,110)	—	(46,110)	(64)	(46,174)

Net income (loss) attributable to SLM Corporation	$20,610	$(30,980)	$24,254	$13,884	$(35,270)	$(21,386)

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income
(In thousands, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income attributable to SLM Corporation(1)(2)	$211,774	$248,783	$13,884
“Core Earnings” adjustments:
Net impact of securitization accounting	—	(4,094)	(198,590)
Net impact of derivative accounting	120,107	171,068	54,010
Net impact of Floor Income	(48,886)	(32,222)	79,023
Net impact of acquired intangibles	(9,712)	(46,784)	(9,623)

Total “Core Earnings” adjustments before income tax effect	61,509	87,968	(75,180)
Net income tax effect	(33,143)	(27,617)	39,910

Total “Core Earnings” adjustments	28,366	60,351	(35,270)

GAAP net income (loss) attributable to SLM Corporation	$240,140	$309,134	$(21,386)

GAAP diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$.45	$.52	$(.10)

(1) “Core Earnings” diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$.39	$.41	$(.03)

(2) Total Economic Floor Income earned on Managed loans, not included in “Core Earnings” (net of tax)	$2,866	$14,111	$79,388

Total Economic Floor Income earned, not included in “Core Earnings” (net of tax) per common share attributable to SLM Corporation common shareholders	$.01	$.03	$.17

“Core Earnings”

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with GAAP. In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Codification (“ASC”) 280, “Segment Reporting,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from ASC 815, “Derivatives and Hedging,” on derivatives that do not qualify for “hedge accounting treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility and changing credit spreads on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but often not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is Fixed Rate Floor Income that is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, prior to the adoption of topic updates to ASC 810, “Consolidation,” certain securitization transactions in our Lending operating segment were accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we presented all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP, were excluded from “Core Earnings” and were replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also excluded transactions with our off-balance sheet trusts from “Core

Earnings” as they were considered intercompany transactions on a “Core Earnings” basis. On January 1, 2010, the Company prospectively adopted the topic updates to ASC 810, which resulted in the consolidation of these off-balance sheet securitization trusts at their historical cost basis. As a result, there are no longer differences between the Company’s GAAP and “Core Earnings” presentation for securitization accounting.

On January 1, 2010, upon the adoption of topic updates to ASC 810, the Company removed the $1.8 billion of Residual Interests (associated with its off-balance sheet securitization trusts as of December 31, 2009) from the consolidated balance sheet and the Company consolidated $35.0 billion of assets ($32.6 billion of which are student loans, net of a $550 million allowance for loan loss) and $34.4 billion of liabilities (primarily trust debt), which resulted in an approximate $750 million after-tax reduction of stockholders’ equity (recorded as a cumulative effect adjustment to retained earnings). After the adoption of topic updates to ASC 810, related to the securitization trusts that were consolidated on January 1, 2010, the Company’s results of operations no longer reflect servicing and securitization income related to these securitization trusts, but instead report interest income, provisions for loan losses associated with the securitized assets and interest expense associated with the debt issued from the securitization trusts to third parties, consistent with the Company’s accounting treatment of prior on-balance securitization trusts.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the mark-to-market derivative valuations prescribed by ASC 815 on derivatives that do not qualify for “hedge accounting treatment” under GAAP. These unrealized gains and losses occur in our Lending operating segment. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we only include such income in “Core Earnings” when it is Fixed Rate Floor Income that is economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line in the consolidated statement of income with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include in income the amortization of net premiums received on contracts economically hedging Fixed Rate Floor Income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.